UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction of incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Compensatory Arrangements of Certain Officers.

(e) On March 18, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Novatel Wireless, Inc. (the “Company”) adopted a bonus plan applicable to the Company’s executive officers for the fiscal year ending December 31, 2013. The following named executive officers of the Company are included in the plan: Peter Leparulo, Chief Executive Officer, Slim Souissi, Chief Technology Officer, Ken Leddon, Chief Financial Officer, Rob Hadley, Chief Marketing Officer, and Catherine Ratcliffe, Senior Vice President, Business Affairs & General Counsel. Under the terms of the plan, each participant is eligible to receive discretionary cash bonuses from the Company in a dollar amount equal to a percentage of his or her annual base salary in effect as of the end of 2013. The base salaries of these officers remain unchanged from the salaries in effect in 2012.

The total cash incentive is composed of quarterly and annual incentive goals which include Company-wide financial goals and individual performance goals for each officer. The annual incentive award of a bonus is subject to the achievement of a single Company-wide EBITDA goal applicable to each executive officer and an individual performance goal established for each executive officer. The quarterly incentive awards of a bonus are subject to the achievement of quarterly revenue goals and business metrics and milestones. The total target awards for the 2013 fiscal year, as a percentage of base salary, are 100% for the Company’s Chief Executive Officer and 50% for all other participants. Each participant is eligible to earn 80% of the total target award if the Company achieves the annual EBITDA goal and all quarterly revenue goals and business metrics and milestones and 20% of the target award if the participant achieves his or her own individual performance goals. A minimum threshold must be exceeded for each financial component before any bonus payment will be made with respect to that component. In the event a target financial metric is surpassed, a participant in the plan may be awarded a bonus payment up to a maximum of 115-175% of such participant’s target bonus payment for the financial component. The quarterly bonuses are expected to be determined and paid following the end of each fiscal quarter and the annual bonuses are expected to be determined and paid following the end of the Company’s 2013 fiscal year. In approving awards under the plan, the Committee may also use its discretion to increase or decrease the amounts that otherwise would be payable based upon Company and individual performance.

The foregoing summary of the plan is qualified in its entirety by reference to the full text of the plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Novatel Wireless, Inc. Senior Management Incentive Plan for Fiscal Year 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: March 22, 2013	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs & General Counsel and Corporate Secretary